KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Braintech, Inc.

We hereby consent to the use of our report dated February 7, 2005, except for note 18, which is as of March 10, 2005, with respect to the consolidated balance sheets of Braintech, Inc. as of December 31, 2004 and 2003, and related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three years ended December 31, 2004, incorporated herein by reference. Our report dated February 7, 2005, except for note 18, which is as of March 10, 2005, contains an explanatory paragraph that states that the Company has incurred recurring losses from operations which raise substantial doubt its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada

November 9, 2005

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.